INTERCHANGE FINANCIAL SERVICES CORPORATION
                             DECLARES CASH DIVIDEND


     Saddle  Brook,  N.J.  April  21,  2004 - On  April  20,  2004,  Interchange
Financial Services Corporation, the holding company for Interchange Bank, declared a quarterly cash dividend of $0.125 per common share payable on May 21, 2004, to holders of record as of May 3, 2004. This dividend represents $0.50 per share on an annualized basis. Based upon the closing price of the stock as quoted on April 20, 2004, of $22.75 the yield is 2.20%.

     Interchange Financial Services Corporation is a one-bank holding company, whose principal subsidiary is Interchange Bank, a full-service commercial bank in Saddle Brook, New Jersey, with 29 offices throughout Bergen County.
Additional information about Interchange Bank can be found on the Bank's web site at http://www.interchangebank.com.

     Interchange Financial Services Corporation is traded on the NASDAQ National Market under the symbol IFCJ.

         Contact:          Charles T. Field
                           Interchange Financial Services Corp.
                           Saddle Brook, New Jersey 07663
                           201 703-2265